CERTIFICATE OF DESIGNATION

ESTABLISHING THE DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
LIMITATIONS AND RESTRICTIONS OF

6.5% CUMULATIVE CONVERTIBLE PREFERRED STOCK

of

MARGO CARIBE, INC.

Pursuant to Article 5.01 of the General Corporation Law of the Commonwealth of Puerto Rico

We, the undersigned, Vice President and Assistant Secretary of MARGO CARIBE, INC. (hereinafter called the “Corporation”), a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico, do hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and resolutions adopted by the Board of Directors on March 30, 2007 creating a committee thereof known as the “Preferred Stock Pricing Committee,” the said Preferred Stock Pricing Committee on May 17, 2007 adopted the following resolutions creating a series of 15,600 shares of Serial Preferred Stock designated as the “6.5% Cumulative Convertible Preferred Stock.”

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation and delegated to the Preferred Stock Pricing Committee in accordance with the provisions of its Certificate of Incorporation, a series of serial preferred stock of the Corporation be and hereby is created.

FURTHER RESOLVED, that the Preferred Stock Pricing Committee designated by the Board of Directors has determined that the preferences and relative, participating, optional or other special rights of the shares of such series of preferred stock, and the qualifications, limitations or restrictions thereof, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing shareholders of the Corporation.

FURTHER RESOLVED, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series of preferred stock, and the qualifications, limitations or restrictions thereof are as follows:

1.   Designation and Amount. The shares of such series of preferred stock shall be designated as the “6.5% Cumulative Convertible Preferred Stock” (hereinafter called the “Preferred Stock”), and the number of authorized shares constituting such series shall be 15,600.

2.   Certain Definitions. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means either the board of directors of the Corporation or any duly authorized committee of such board.

“Business Day” means any day other than a Saturday, Sunday or a day that is a general holiday in San Juan, Puerto Rico or New York, New York.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificate” means this Certificate of Designation.

“Closing Bid and Ask Price” with respect to shares of Common Stock or other capital stock or similar equity interests as of any date means the average of the closing bid and ask prices per share (or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as quoted on the Pink Sheets Electronic Quotation System (or as reported by NASDAQ or by the National Quotation Bureau Incorporated, if the Common Stock or other capital stock or similar equity interests are listed on NASDAQ). In the absence of such quotations, the Corporation shall be entitled to determine the Closing Bid and Ask Price on the basis it considers appropriate. The Closing Bid and Ask Price shall be determined without reference to extended or after hours trading.

“Common Share Legend” shall have the meaning assigned to it in Section 16(e).

“Common Stock” means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation. Subject to the provisions of Section 10, however, shares issuable on conversion of the Preferred Stock shall include only shares of the class designated as common stock of the Corporation at the date of this Certificate (namely, the Common Stock, par value $0.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Agent” shall have the meaning assigned to it in Section 17(a) hereof.

“Conversion Price” per share of Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

“Conversion Rate” per share of Preferred Stock means 41.6666 shares of Common Stock, subject to adjustment pursuant to Section 9 hereof.

“Corporation” shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Corporation.

“Current Market Price” shall mean, as of any date of determination, the average of the daily Closing Bid and Ask Prices per share of Common Stock for the ten consecutive days selected by the Corporation commencing no more than 30 days before and ending not later than the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation. For purpose of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first Business Day in which the Closing Bid and Ask Price is obtained (or the first date on which the Common Stock trades, regular way, on the relevant market) without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first Business Day (or the first date on which the Common Stock trades, regular way, on the such market) after the time at which such subdivision or combination becomes effective. If another issuance, distribution, subdivision or combination to which Section 9(d) applies occurs during the period of ten consecutive trading days referred to above applicable for calculating “Current Market Price” pursuant to this definition, the “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Bid and Ask Price of the Common Stock during such period.

“Depositary” shall have the meaning assigned to it in Section 11(e) hereof.

“Dividend Payment Date” means March 15, June 15, September 15 and December 15 each year, or if any such date is not a Business Day, the next succeeding Business Day.

“Dividend Period” shall mean the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement between the Corporation and certain individuals named therein, relating to the Preferred Stock.

“Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“Junior Stock” shall have the meaning assigned to it in Section 3(d) hereof.

“Liquidation Preference” shall have the meaning assigned to it in Section 5(a) hereof.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary, or any Assistant Secretary of the Corporation.

“Outstanding” means, when used with respect to Preferred Stock, as of any date of determination, all shares of Preferred Stock outstanding as of such date; provided, however, that, in determining whether the holders of Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Preferred Stock owned by the Corporation shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

“Parity Stock” shall have the meaning assigned to it in Section 3(c) hereof.

“Paying Agent” shall have the meaning assigned to it in Section 17(a) hereof.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Shares” shall have the meaning assigned to it in Section 15(a) hereof.

“Preferred Stock” shall have the meaning assigned to it in Section 1 hereof.

“Preferred Stock Director” shall have the meaning assigned to it in Section 6(b) hereof.

“Purchase Price” means an amount equal to 100% of the Liquidation Preference per share of Preferred Stock being purchased, plus an amount equal to any accumulated and unpaid dividends, (whether or not earned or declared).

“Record Date” means (i) with respect to the dividends payable on March 15, June 15, September 15 and December 15 of each year, March 1, June 1, September 1 and December 1 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 9, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Registrar” shall have the meaning assigned to it in Section 13 hereof.

“Restricted Shares Legend” shall have the meaning assigned to it in Section 15(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Stock” shall have the meaning assigned to it in Section 3(b) hereof.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Transfer Agent” shall have the meaning assigned to it in Section 13 hereof.

3.   Ranking. The Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank:

(a)    junior to all existing and future debt obligations of the Corporation (collectively, the “Senior Debt”);

(b)    junior to each class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Senior Stock”);

(c)    on a parity with any other class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, the “Parity Stock”); and

(d)    senior to the Common Stock and any other class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks junior to the Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, the “Junior Stock”).

4.   Dividends. (a) Holders of the Preferred Stock shall be entitled to receive, when, as and if, declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends at the annual rate of 6.5% of the Liquidation Preference per share, or $4.0625 per share per quarter, with each aggregate payment made to each record holder of the Preferred Stock being rounded to the next lowest cent. Such dividends shall be payable in arrears in equal amounts quarterly on each Dividend Payment Date, beginning June 15, 2007, in preference to and in priority over dividends on any Junior Stock but subject to the rights of any holders of Senior Stock or Parity Stock.

(b)    Dividends shall be cumulative from the initial date of issuance or the last Dividend Payment Date for which accumulated dividends were paid, whichever is later, whether or not funds of the Corporation are legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Preferred Stock, as they appear on the Corporation’s stock register at the close of business on a Record Date. Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(c)    The amount of dividends payable for each full Dividend Period for the Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Preferred Stock.

(d)    No dividend shall be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of Capital Stock of the Corporation (other than Junior Stock) or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Corporation through a sinking fund or otherwise, unless all accumulated and unpaid dividends through the most recent Dividend Payment Date (whether or not there are funds of the Corporation legally available for the payment of dividends) on the shares of Preferred Stock and any Parity Stock have been or contemporaneously are declared and paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this Section 4(d) to the contrary, the Corporation may redeem, repurchase or otherwise acquire for consideration Preferred Stock and Parity Stock pursuant to a purchase or exchange offer made on the same terms to all holders of such Preferred Stock and Parity Stock.

(e)    When dividends are not paid in full, as aforesaid, upon the shares of Preferred Stock, all dividends declared on the Preferred Stock and any other Parity Stock shall be declared and paid pro rata so that the amount of dividends so declared on the shares of Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Preferred Stock and such class or series of Parity Stock bear to each other which shall not include any accrual in respect to unpaid dividends for prior dividend periods in the case of Capital Stock that does not have a cumulative dividend.

5.   Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, holders of Preferred Stock shall be entitled to receive $250.00 per share of Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends, (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the Corporation’s assets, or proceeds thereof, distributable among the holders of Preferred Stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Preferred Stock and any other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(b)    Neither the consolidation or merger of the Corporation with any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.

(c)    Subject to the rights of the holders of any Parity Stock, after payment has been made in full to the holders of the Preferred Stock, as provided in this Section 5, holders of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Preferred Stock shall not be entitled to share therein.

6.   Voting Rights.

(a)    The holders of record of shares of the Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 6, as otherwise provided in the Corporation’s Certificate of Incorporation, or as otherwise provided by law.

(b)    If at any time (1) dividends on any shares of Preferred Stock or any other class or series of Parity Stock having like voting rights shall be in arrears for consecutive dividend periods, containing in the aggregate a number of days equivalent to six fiscal quarters, the holders of shares of Preferred Stock (voting separately as a class with all other series of preferred stock ranking on parity with the Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for this purpose, to appoint at the next annual meeting of the stockholders of the Corporation or at a special meeting called for such purpose, whichever is earlier, two of the authorized number of the Corporation’s directors (each, a “Preferred Stock Director”) at the next annual meeting of stockholders and each subsequent meeting until all dividends accumulated on the Preferred Stock have been fully paid or set aside for payment, to remove any such member from office and to appoint another person in place of such Preferred Stock Director. The term of office of such Preferred Stock Directors will terminate immediately upon the termination of the right of the holders of Preferred Stock to vote for directors. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors will convene a separate general meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the Preferred Stock and any such other stock, considered as a single class, will be entitled to convene such meeting. The provisions of the Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of accumulated dividends in full on the Preferred Stock and each such other series of stock having similar voting rights.

(c)    The affirmative vote of holders of at least two-thirds of the outstanding shares of the Preferred Stock voting as a separate class, in person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, shall be required to amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Certificate of Incorporation if the amendment would amend, alter or affect the powers, preferences or rights of the Preferred Stock, so as to materially and adversely affect the holders thereof; provided, however, that any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to the preferred stock as to dividends and upon liquidation will not be deemed to materially and adversely affect such powers, preference or special rights.

7.   Conversion. (a) Right to Convert. Each share of Preferred Stock shall be convertible in accordance with, and subject to, this Section 7 into a number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) equal to the Conversion Rate in effect on the date notice of conversion is given. The Preferred Stock shall be convertible only upon any of the events, and for the period, specified in the following clause (i) below. Upon the determination that holders of the Preferred Stock are or will be entitled to convert shares of Preferred Stock in accordance with any of the following provisions, the Corporation shall issue a press release and publish such information on its website.

(i)    Conversion Rights Based on Common Stock Price. At any time after May 17, 2007, the Preferred Stock may be surrendered for conversion into shares of Common Stock in any fiscal quarter of the Corporation, if the Closing Bid and Ask Price of the Common Stock for a period of at least 90 consecutive Business Days is more than the Conversion Price as of each such Business Day. A holder’s right to convert pursuant to this Section 7(a)(i) is subject to the Corporation’s right to require conversion pursuant to Section 8.

(b)    Conversion Procedures. Conversion of shares of the Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Conversion Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Preferred Stock certificate attached hereto) along with (A) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent and (B) if required pursuant to Section 7(c) funds equal to the dividend payable on the next Dividend Payment Date. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Preferred Stock pursuant hereto. The conversion of the Preferred Stock will be deemed to have been made on the date (the “Conversion Date”) such certificate or certificates have been surrendered and the receipt of such notice of conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid). As promptly as practicable following the Conversion Date, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Preferred Stock being converted (or such holder’s transferee) shall be entitled, and (ii) if less than the full number of shares of the Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. On the Conversion Date, the rights of the holder of the Preferred Stock as to the shares being converted shall cease except for the right to receive shares of Common Stock and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

(c)    Dividend and Other Payments Upon Conversion. If a holder of shares of Preferred Stock exercises its conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. On conversion of the Preferred Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on the Business Day immediately preceding such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted shares of Preferred Stock shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Preferred Stock being converted pursuant to the provisions hereof. Shares of the Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date; provided that a holder of shares of the Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend upon surrender of shares of the Preferred Stock for conversion.

(d)    Fractional Shares. In connection with the conversion of any shares of the Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Bid and Ask Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

(e)    Total Shares. If more than one share of the Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Preferred Stock so surrendered.

(f)    Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirement. The Corporation shall:

(i)    at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of the Preferred Stock;

(ii)    prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Preferred Stock, comply with all applicable federal, state and Commonwealth of Puerto Rico laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Preferred Stock hereunder); and

(iii)    ensure that all shares of Common Stock delivered upon conversion of the Preferred Stock, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

8.  Conversion at the Option of the Corporation. Shares of Preferred Stock shall be convertible at the option of the Corporation in accordance with this Section 8.

(a)    On or after May 17, 2007, the Corporation shall have the option to cause the Preferred Stock to be converted into that number of shares of Common Stock that are issuable at the Conversion Price in effect on the day notice of conversion is given pursuant to clause (b)(i) below, but only if the Closing Bid and Ask Price of the Common Stock for 90 consecutive Business Days ending on a Business Day that is not more than two Business Days prior to the date the Corporation gives notice of its intention to convert pursuant to clause (b)(i) below exceeds $7.00 on each such Trading Day.

(b)    In the event the Corporation elects to require conversion of the shares of Preferred Stock, the Corporation shall:

(i)    issue a press release for Publication on the Dow Jones News Service (or similar news service if the available to the Corporation) prior to the opening of business no later than the second Business Day after the conditions described in Section 8(a) are met (and only while such conditions are met), announcing the Corporation’s intention to require conversion.

(ii)    send written notice by mail or publication (with subsequent prompt notice by mail) to each holder of record of the Preferred Stock, announcing the Corporation’s intention to require conversion, not later than four Business Days after the date of the press release, stating:

(A)    the conversion date, which will be a date selected by the Corporation and will be no more than five Business Days after the date the Corporation issues the press release pursuant to clause (b)(i) above;

(B)    the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; and

(C)    that dividends on the Preferred Stock to be converted will cease to accrue on the conversion date;

(c)    Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to any holder of Preferred Stock shall not affect the validity of the proceedings for the conversion of the shares Preferred Stock of any other holder.

(d)    Notice having been mailed as aforesaid, from and after the conversion date, all dividends on the shares of Preferred Stock called for conversion shall cease to accrue and all rights of the holders of such shares by reason of the ownership of such shares (except the right to receive the shares of Common Stock issuable upon conversion thereof), shall cease on the conversion date, and such shares shall not after the conversion date be deemed to be outstanding.

(e)    The dividend payment with respect to the shares of Preferred Stock called for conversion on a date during the period between the close of business on any Record Date for the payment of dividends to the close of business on the corresponding dividend payment date will be payable on such dividend payment date to the record holder of such share on such Record Date if such share has been converted after such Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence no payment or adjustment will be made upon conversion of Preferred Stock for accumulated and unpaid dividends or for dividends with respect to the Common Stock issued upon such conversion.

(f)    The Corporation may not authorize, issue a press release or give notice of any conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Preferred Stock for dividend periods ended prior to the date of such conversion notice shall have been paid in cash.

(g)    At its option, the Corporation may, if there are less than 1,560 shares of Preferred Stock outstanding, at any time on or after May 17, 2007, cause the Preferred Stock to be automatically converted into that number of shares of Common Stock equal to $250.00 (the liquidation preference per share of Preferred Stock) divided by the lesser of the Conversion Price in effect on the date notice of conversion is given and the average Closing Bid and Ask Price of the Common Stock for the five Business Day period ending on the second Business Day immediately prior to the Conversion Date.

9.   Conversion Rate Adjustments. The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with the provisions of this Section 9.

(a)    If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

(i)    the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)    the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 9(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)    If the Corporation shall issue rights or warrants to all holders of any class of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Bid and Ask Prices of the Common Stock for the 10 Business Days preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

(i)    the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase; and

(ii)    the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Bid and Ask Prices of the Common Stock for the 10 Business Days preceding the declaration date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Bid and Ask Prices of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)    If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)   If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Corporation or evidences of its indebtedness or other assets (including securities, but excluding (x) any rights or warrants referred to in 9(b) and (y) any dividend or distribution (I) paid exclusively in cash or (II) referred to in Section 9(a)) (any of the foregoing hereinafter in this Certificate called the “Distributed Property”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i)    the numerator of which shall be the Current Market Price on such Record Date; and

(ii)    the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 9(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

For purposes of this Section 9(d), Section 9(a) and Section 9(b), any dividend or distribution to which this Section 9(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 9(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 9(a) and 9(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 9(a) and 9(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 9(a).

(e)    If a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Bid and Ask Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i)    the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Bid and Ask Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii)    the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Bid and Ask Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Corporation is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f)    If the Corporation pays a dividend or makes a distribution to all holders of its Common Stock consisting of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i)    the numerator of which shall be the sum of (A) the average of the Closing Bid and Ask Prices of the Common Stock for the 10 Business Days commencing on and including the fifth Business Day after the date on which “ex-dividend trading” commences for such dividend or distribution on NASDAQ or such other market in which such securities are then listed or quoted (the “Ex-Dividend Date”) plus (B) the Fair Market Value of the securities distributed in respect of each share of Common Stock for which this Section 9(f) applies, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Bid and Ask Prices of those distributed securities for the 10 Trading Days commencing on and including the fifth Business Day after the Ex-Dividend Date; and

(ii)    the denominator of which shall be the average of the Closing Bid and Ask Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following the fifteenth Business Day after the Ex-Dividend Date; provided that if (x) the average of the Closing Bid and Ask Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the Fair Market Value of the securities distributed in respect of each share of Common Stock for which this Section 9(f) applies (as calculated in Section 9(f)(i) above) is less than $1.00, then the adjustment provided by for by this Section 9(f) shall not be made and in lieu thereof the provisions of Section 10 shall apply to such distribution.

(g)    The Corporation may make such increases in the Conversion Rate in addition to those required by Sections 9(a), (b), (c), (d), (e) and (f) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to holders of the Preferred Stock a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)    No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 9(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or, except as set forth in this Section 9, for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. To the extent the securities become convertible into cash, assets, property or securities (other than Capital Stock of the Corporation), subject to Section 10, no adjustment need be made thereafter as to the cash, assets, property or such securities. Dividends will not accrue on any cash into which the Preferred Stock is convertible.

(i)    Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an Officer’s certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Conversion Agent shall have received such Officer’s certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the each holder of Preferred Stock at his last address appearing on the register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)    For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 9, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 9(c) applies), (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Preferred Stock shall be convertible, on and after the effective date of such reclassification, change, consolidation, merger, combination, sale or conveyance, into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 10 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

(b)    The Corporation shall cause notice of the application of this Section 10 within twenty (20) days after the occurrence of the events specified in Section 10(a) and shall issue a press release containing such information and publish such information on its website. Failure to deliver such notice shall not affect the legality or validity of the modification to the conversion rights of the Preferred Stock effected by this Section 10.

(c)    The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Section 9 shall apply to any shares of Capital Stock received by the holders of Common Stock in any such reclassification, change, consolidation, merger, combination, sale or conveyance.

(d)    If this Section 10 applies to any event or occurrence, Section 9 shall not apply.

11. Redemption at the Option of the Corporation. (a) On and after May 17, 2007, the shares of the Preferred Stock will be redeemable in whole or in part from time to time at the option of the Corporation, upon not less than 30 nor more than 60 days’ notice by mail, at the redemption prices set forth below, during the periods set forth below, plus accumulated and unpaid dividends from the dividend payment date immediately preceding the redemption date to the date fixed for redemption. The redemption prices for the twelve month periods beginning on May 17, 2007 are shown below.

Period	Redemption Price
2007	101.0%
2008	100.5%
2009 and thereafter	100.0%

(b)    In the event that less than all of the Outstanding shares of the Preferred Stock are to be redeemed in any redemption at the option of the Corporation, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem equitable, including any method to conform to any rule or regulation of NASDAQ or of any national or regional stock exchange or automated quotation system upon which the shares of the Preferred Stock may at the time be listed or eligible for quotation.

(c)    Notice of any proposed redemption shall be given by the Corporation by mailing a copy of such notice to the holders of record of the shares of the Preferred Stock to be redeemed, at their address of record, not more than 60 nor less than 30 days prior to the redemption date. The notice of redemption to each holder of shares of Preferred Stock shall specify the number of shares of Preferred Stock to be redeemed, the redemption date and the redemption price payable to such holder upon redemption, and shall state that from and after said date dividends thereon will cease to accrue. If less than all the shares owned by a holder are then to be redeemed at the option of the Corporation, the notice shall also specify the number of shares of Preferred Stock which are to be redeemed and the numbers of the certificates representing such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock.

(d)    Notice having been mailed as aforesaid, from and after the redemption date (unless the Corporation shall default in the payment of the redemption price for any shares to be redeemed), all dividends on the shares of Preferred Stock called for redemption shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares (except the right to receive the redemption price, on presentation and surrender of the respective certificates representing the redeemed shares), shall cease on the redemption date, and such shares shall not after the redemption date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.

(e)    At its option, the Corporation may, on or prior to the redemption date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Preferred Stock to be redeemed with a bank or trust company designated by the Board of Directors having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Corporation shall at that time maintain a transfer agency with respect to its capital stock, and having a combined capital and surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the “Depositary”), to be held in trust by the Depositary for payment to the holders of the shares of the Preferred Stock then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the shares of the Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of Section 11(f)) from any obligation to make payment of the amount payable upon redemption of the shares of the Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depositary for such payment.

(f)    Any funds remaining unclaimed at the end of two years from and after the redemption date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of shares of the Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Corporation for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.

(g)    Any shares of the Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

12. Consolidation, Merger and Sale of Assets. The Corporation, without the consent of the holders of any of the outstanding Preferred Stock may, consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to the Corporation; provided, however that (a) the successor, transferee or lessee is organized under the laws of the United States, any political subdivision thereof or Puerto Rico and (b) the shares of Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the Preferred Stock had immediately prior to such transaction.

Under any consolidation by the Corporation with, or merger by it into, any other Person or any conveyance, transfer or lease of all or substantially all its assets as described in the preceding paragraph, the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the preferred stock.

13. Transfer Agent and Registrar. The duly appointed Transfer Agent and Registrar for the Preferred Stock shall be American Stock Transfer & Trust Company. The Corporation may, in its sole discretion, remove the Transfer Agent and Registrar in accordance with the agreement between the Corporation and the Transfer Agent and Registrar; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

14. Currency. All shares of Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$”or “dollars” refer to U.S. currency.

15. Form. (a) Preferred Stock shall initially be issued in the form of one or more certificates of Preferred Stock in definitive, fully registered form with, until such time as otherwise determined by the Corporation and the Transfer Agent, the restricted shares legend (the “Restricted Shares Legend”), each substantially as set forth on the form of Preferred Stock certificate attached hereto as Exhibit A (each, a “Preferred Share”), which is hereby incorporated in and expressly made a part of this Certificate. The Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).

(b)        (i)   An Officer shall sign the Preferred Shares for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature.

(ii)   If an Officer whose signature is on a Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Preferred Share, the Preferred Share shall be valid nevertheless.

(iii)   A Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns the Preferred Share. The signature shall be conclusive evidence that the Preferred Share has been authenticated under this Certificate. Each Preferred Share shall be dated the date of its authentication.

16. Registration; Transfer. (a) The Preferred Stock and the Common Stock issuable upon conversion of the shares of Preferred Stock have not been registered under the Securities Act and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute “restricted securities” for purposes of Rule 144(k) under the Securities Act other than (i) to the Corporation, (ii) to “qualified institutional buyers” pursuant to and in compliance with Rule 144A under the Securities Act, (iii) to a person that is an “accredited investor” as defined in Rule 501(a) under the Securities Act, (iv) pursuant to another available exemption from the registration requirements of the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

(b)    If an Investor wishes at any time to transfer its shares of Preferred Stock bearing the Restricted Shares Legend to a Person who is eligible to take delivery thereof in the form of a Preferred Share not bearing the Restricted Shares Legend, such owner may cause the exchange of such interest for a Preferred Share. Upon receipt by the Transfer Agent at its office in the City of New York of (A) instructions from the holder directing the Transfer Agent to transfer its Preferred Share, such instructions to contain the name of the transferee and appropriate account information, (B) a certificate in the form of the Certificate of Transfer on the reverse side of the form of Preferred Stock certificate attached hereto as Exhibit B, given by the transferor, to the effect set forth therein, and (C) such other certifications, legal opinions and other information as the Corporation or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall reduce or cause to be reduced such Preferred Share bearing the Restricted Shares Legend (in the form attached as Schedule A) by the number of shares to be exchanged and to issue or cause to be issued a new Preferred Share not bearing the Restricted Shares Legend in the aggregate number of shares being exchanged.

(c)    If shares of Preferred Stock are issued upon the transfer, exchange or replacement of Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on Preferred Stock, the Preferred Stock so issued shall bear the Restricted Shares Legend and the Restricted Shares Legend shall not be removed unless there is delivered to the Corporation and the Registrar such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Corporation or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the applicable exemption under the Securities Act or that such shares of Preferred Stock are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Corporation, shall countersign and deliver shares of Preferred Stock that do not bear the Restricted Shares Legend.

(d)    The Corporation will refuse to register any transfer of Preferred Stock or any Common Stock issuable upon conversion of the shares of Preferred Stock that is not made in accordance with the provisions of the Restricted Shares Legend and the provisions of Rule 144A or pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph (d) shall not be applicable to any Preferred Stock that does not bear any Restricted Shares Legend or to any Common Stock that does not bear the Common Share Legend.

(e)    Common Stock issued upon a conversion of the Preferred Stock shall be delivered in certificated form and shall bear the common share legend (the “Common Share Legend”) set forth in Exhibit C hereto and include on its reverse side the Form of Certificate of Transfer for Common Stock set out in Exhibit D. If (i) shares of Common Stock are to be registered in a name other than that of the holder of Preferred Stock or (ii) shares of Common Stock represented by a certificate bearing the Common Share Legend are transferred subsequently by such holder, then the holder must deliver to the Registrar a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such Common Stock and the Transfer Agent shall not be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate. Such Common Share Legend may be removed, and new certificates representing the Common Stock may be issued, upon the presentation of satisfactory evidence that such Common Share Legend is no longer required as described above in paragraph (c) of this Section 16 with respect to the Preferred Stock.

17. Paying Agent and Conversion Agent.

(a)    The Corporation shall maintain in the San Juan, Puerto Rico (i) an office or agency for the payment of dividends on the Preferred Stock (the “Paying Agent”) and (ii) an office or agency where Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Transfer Agent, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Transfer Agent, co-registrar or Conversion Agent.

(b)    Payments due on the Preferred Stock shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in San Juan, Puerto Rico; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Preferred Stock register.

18. Headings. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and its Assistant Secretary, this 17th day of May, 2007.

MARGO CARIBE, INC.
By:	/s/ Alison Witkovich
Name: Alison Witkovich
Title: Vice President & Chief Financial Officer

ATTEST:
By:	/s/ Mirelisa Santiago
Name: Mirelisa Santiago
Title: Assistant Secretary

EXHIBIT A

FORM OF 6.5% CUMULATIVE CONVERTIBLE PREFERRED STOCK

Number: ___	____________ Shares

CUSIP NO.:

6.5% Perpetual Cumulative Convertible Preferred Stock
(par value $0.01 per share)
(liquidation preference $250.00 per share)
OF
MARGO CARIBE, INC.

FACE OF SECURITY

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF MARGO CARIBE, INC. THAT (a) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO MARGO CARIBE, INC. OR A SUBSIDIARY THEREOF, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO A PERSON THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM MARGO CARIBE, INC. IS DELIVERED BY THE TRANSFEREE TO THE MARGO CARIBE, INC., (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (2) OR (4), TO THE RECEIPT BY MARGO CARIBE, INC. OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO MARGO CARIBE, INC. THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM MARGO CARIBE, INC.).

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MARGO CARIBE, INC., a Puerto Rico corporation (the “Corporation”), hereby certifies that ____________ (the “Holder”) is the registered owner of ________ fully paid and non-assessable shares of preferred stock of the Corporation designated the 6.5% Cumulative Convertible Preferred Stock, par value $0.01 per share and liquidation preference $250.00 per share (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of the Corporation dated May 17, 2007, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designation”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Certificate of Designation. The Corporation will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Margo Caribe, Inc. has executed this certificate as of the date set forth below.

MARGO CARIBE, INC.
By:	____________________________
Name:
Title: [Authorized Officer]

By:	____________________________
Name:
Title: [Authorized Officer]

Dated:	_______________

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designation.

as Transfer Agent
By:	____________________________
Name:
Title: Authorized Signatory

Dated:	____________________

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REVERSE OF SECURITY

MARGO CARIBE, INC.

6.5% Cumulative Convertible Preferred Stock

Dividends on each share of Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designation.

The shares of Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

As required under Puerto Rico law, the Corporation shall furnish to any Holder, upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

________________________________________________________________

________________________________________________________________

(Insert assignee’s social security or tax identification number)

________________________________________________________________

(Insert address and zip code of assignee)

________________________________________________________________

________________________________________________________________

and irrevocably appoints:

________________________________________________________________

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date: __________________

Signature: ______________________

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)

Signature Guarantee: _____________________1

1 Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) _______ shares of 6.5% Cumulative Convertible Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s). __ (the “Preferred Stock Certificates”) into shares of common stock, par value $0.01 per share (“Common Stock”), of Margo Caribe, Inc. (the “Corporation”) according to the conditions of the Certificate of Designation establishing the terms of the Preferred Stock (the “Certificate of Designation”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”) or pursuant to an exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designation and the Preferred Stock, agrees to be bound by the terms of the Exchange Agreement.

The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion: __________________________________________
Number of shares of Convertible
Preferred Stock to be Converted: ________________________________

Signature: __________________________________________________
Name: _____________________________________________________
Address:2  ___________________________________________________
Fax No.: ____________________________________________________

2 Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER
(Transfers pursuant to 16(b) and 16(d)
of the Certificate of Designation)

[                       ] as Transfer Agent
[ADDRESS]
[ATTN]

Re:	Margo Caribe, Inc.
6.5% Cumulative Convertible Preferred Stock (the “Preferred Stock”)

Reference is hereby made to the Certificate of Designation relating to the Preferred Stock dated May 17, 2007, as such may be amended from time to time (the “Certificate of Designation”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Certificate of Designation.

This Certificate relates to _____ shares of the Preferred Stock (the “Securities”) bearing the Restricted Shares Legend ([CUSIP NO.] ) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.

In connection with such request, and in respect of the Preferred Stock, the Transferor does hereby certify that shares of the Preferred Stock are being transferred (i) in accordance with the applicable securities laws of the relevant state or jurisdiction of the United States or other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW, AS APPLICABLE:

(1) [ ]   to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2) [ ]    to a person that is an “accredited investor” as defined in Rule 501(a) under the Securities Act that is acquiring this security for investment purposes and not for distribution;

(3) [ ]    pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(4) [ ]    in accordance with another exemption from the registration requirements of the Securities Act;

(5) [ ]    to the Corporation or a subsidiary thereof; or

(6) [ ]    pursuant to a registration statement that has been declared effective under the Securities Act.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Transfer Agent and the Corporation shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

[Name of Transferor]

By:
Name:
Title:

Dated:
cc:	Margo Caribe, Inc.
Corporate Secretary
Road 690, Kilometer 5.8
Vega Alta, Puerto Rico 00692

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EXHIBIT C

Form of Common Share Legend

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF MARGO CARIBE, INC. THAT (a) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO MARGO CARIBE, INC. OR A SUBSIDIARY THEREOF, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO A PERSON THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM MARGO CARIBE, INC. IS DELIVERED BY THE TRANSFEREE TO THE MARGO CARIBE, INC., (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (2) OR (4), TO THE RECEIPT BY MARGO CARIBE, INC. OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO MARGO CARIBE, INC. THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM MARGO CARIBE, INC.).

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EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER
FOR COMMON STOCK

(Transfers pursuant to Section 16(e) of the
Certificate of Designation)

[Transfer Agent]

Attn:

Re:	Margo Caribe, Inc.
6.5% Cumulative Convertible Preferred Stock
(the “Preferred Stock”)

Reference is hereby made to the Certificate of Designation relating to the Preferred Stock dated May 17, 2007, as such may be amended from time to time (the “Certificate of Designation”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designation.

This letter relates to ____ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of the Preferred Stock and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

In connection with such request and in respect of the shares of Common Stock, the Transferor does hereby certify that the shares of Common Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW

(1) [ ]  to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2) [ ]   to a person that is an “accredited investor” as defined in Rule 501(a) under the Securities Act that is acquiring this security for investment purposes and not for distribution;

(3) [ ]   pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(4) [ ]  in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Corporation so requests);

(5) [ ]    to the Corporation or a subsidiary thereof; or

(6) [ ]   pursuant to a registration statement that has been declared effective under the Securities Act.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

[Name of Transferor]

By:
Name:
Title:

Dated:
cc:	Margo Caribe, Inc.
Corporate Secretary
Road 690, Kilometer 5.8
Vega Alta, Puerto Rico 00692

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